Exhibit 4(b)


                          COLLATERAL AGENCY AGREEMENT



     COLLATERAL AGENCY AGREEMENT, dated as of May 15, 2003, among BLOUNT INTERNATIONAL, INC., a Delaware corporation ("Holdings"), BLOUNT, INC., a Delaware corporation ("Blount, Inc."), each of the Subsidiaries of Blount, Inc. signatory hereto (Holdings, Blount, Inc., each such Subsidiary, together with any other Subsidiary that may become a party hereto as provided herein, the "Credit Parties"), and GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent (in such capacity, the "Collateral Agent") for the holders from time to time of the Secured Obligations (as defined below).

                             W I T N E S S E T H:

     WHEREAS, Holdings, Blount, Inc. and, as applicable, the other Credit Parties are parties to (a) the Credit Agreement, dated as of May 15, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Holdings, Blount, Inc., the other Credit Parties thereto, the Canadian Credit Parties, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), General Electric Capital Canada Inc., as Canadian Agent, and General Electric Capital Corporation, as Agent, and (b) the Indenture dated as of June 18, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Existing Senior Notes Indenture") among Blount, Inc., Holdings and Lasalle National Bank, as Trustee (the "Indenture Trustee");

     WHEREAS, in connection with the Credit Agreement certain of the Credit Parties have entered into the Shared Collateral Documents (as defined below) in order to secure, among other things, the Credit Agreement Obligations (as defined below), and such Credit Parties have pledged collateral to the Collateral Agent under such Shared Collateral Documents;

     WHEREAS, pursuant to the provisions of the Existing Senior Notes Indenture as it exists on the date hereof, Blount, Inc. and Holdings may not, and may not permit any of their respective Subsidiaries to, secure the Credit Agreement Obligations with a Mortgage on any Principal Property or any shares of Capital Stock or Debt (as such terms are defined in the Existing Senior Notes Indenture) of Blount, Inc. or any of its Subsidiaries without equally and ratably securing the Existing Senior Note Obligations (as defined below); and

     WHEREAS, the Credit Parties are entering into this Agreement, and have requested the Collateral Agent to act as collateral agent hereunder, to enable the Credit Parties to comply with the provisions of the Existing Senior Notes Indenture. The Collateral Agent is willing to act as collateral agent hereunder on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the Credit Parties and the Collateral Agent hereby agree as follows:

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SECTION 1.  DEFINED TERMS

     1.1 Incorporation by Reference. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     1.2 Certain Definitions. As used in this Agreement, the capitalized terms defined in the recitals hereto shall have the meanings specified therein, and the following terms have the meanings specified below:

     "COLLATERAL AGENT'S Fees" means all fees, costs and expenses of the Collateral Agent of the type described in Sections 5.3, 5.4, 5.5 and 5.6.

     "CREDIT AGREEMENT OBLIGATIONS" shall have the meaning assigned to such term in the Shared Pledge Agreement.

     "DEBT INSTRUMENTS" means (i) the Credit Agreement and the US Guaranty, and
(ii) the Existing Senior Notes Indenture.

     "DISTRIBUTION DATE" means the date on which any funds are distributed by the Collateral Agent in accordance with the provisions of Section 4.1.

     "EVENT OF DEFAULT" means any "Event of Default" under the Credit Agreement or any "Event of Default" under the Existing Senior Notes Indenture (as such terms are defined in the Credit Agreement and the Existing Senior Notes Indenture, respectively).

     "EXISTING SENIOR NOTE OBLIGATIONS" means the obligations (without duplication) of Blount, Inc. and Holdings to pay the principal of, and premium, if any, and interest on, the Existing Senior Notes; provided that the "EXISTING SENIOR NOTE OBLIGATIONS" shall not in any event include any obligations in respect of debt securities issued under the Existing Senior Notes Indenture after the date hereof.

     "SECURED OBLIGATIONS" means, without duplication, (i) the Credit Agreement Obligations and (ii) the Existing Senior Note Obligations.

     "SECURED PARTIES" means (i) the Lenders, (ii) the Swing Line Lender, (iii) the Agent, (iv) the Canadian Agent, (v) the holders of the Existing Senior Notes and (vi) the Indenture Trustee.

     "SHARED COLLATERAL" means the property and assets from time to time subject to Liens under the Shared Collateral Documents and the amounts held from time to time in the Shared Collateral Accounts.

     "SHARED COLLATERAL ACCOUNT" shall have the meaning specified in Section
3.1.

     "SHARED COLLATERAL DOCUMENTS" means the Shared Pledge Agreement, the Shared Foreign Pledge Agreements and the Shared Mortgages.



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     "SHARED FOREIGN PLEDGE AGREEMENTS" means, collectively, (i) that certain
Commercial Pledge Agreement over Shares of even date herewith executed by Blount, Inc. in favor of the Collateral Agent, pledging 65% of the Stock of Blount Europe, S.A., a company formed under the laws of Belgium, (ii) that certain Quota Pledge Agreement of even date herewith executed by Blount, Inc. in favor of the Collateral Agent, pledging 65% of the Stock of Blount Industrial, Ltd., a company formed under the laws of Brazil, (iii) that certain Share Pledge Agreement of even date herewith executed by Blount, Inc. in favor of the Collateral Agent, pledging 65% of the Stock of Svenska Blount Aktiebolag, a company formed under the laws of Sweden, and Svenska Oregon AB, a company formed under the laws of Sweden, and (iv) that certain Agreement on the Pledge of Shares of even date herewith executed by Blount, Inc. in favor of the Collateral Agent, pledging 65% of the Stock of Blount GmbH, a company formed under the laws of Germany.

      "SHARED PLEDGE AGREEMENT" means the Shared Pledge Agreement dated as of the date hereof made by the Credit Parties in favor of the Collateral Agent, for the benefit of the Secured Parties.

      "SHARED MORTGAGES" means the Mortgages made in favor of the Collateral Agent covering real property in which the Lien thereunder shall be granted for the equal and ratable benefit of the Secured Parties.

      "TRIGGERING EVENT" means the occurrence of an Event of Default, the acceleration of the principal amount of all Secured Obligations (to the extent capable of being accelerated) under the terms of the Credit Agreement or the Existing Senior Notes Indenture and receipt by the Collateral Agent of a written notice to such effect from the Agent under the Credit Agreement or the Indenture Trustee under the Existing Senior Notes Indenture.

            (a) The words "hereof", "herein" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. All references herein to Sections shall, unless otherwise specified, be deemed to refer to Sections of this Agreement.

SECTION 2.  STATUS OF SHARED COLLATERAL; REMEDIES

      2.1 STATUS OF SHARED COLLATERAL. The Collateral Agent hereby declares, and each of the Credit Parties agrees, that the Collateral Agent holds the Shared Collateral as agent under this Agreement for the equal and ratable benefit of the Secured Parties as provided herein. By acceptance of the benefits of this Agreement, each Secured Party (whether or not a signatory hereto) (i) consents to the appointment of the Collateral Agent as agent hereunder, (ii) confirms that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any remedies under or with respect to any Shared Collateral Document and the giving or withholding of any consent or approval relating to any Shared Collateral or any Credit Party's obligations with respect thereto and (iii) agrees that, except as provided in this Agreement, it shall not take any action to enforce any of such remedies or give any such consents or approvals.


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



     2.2 DETERMINATIONS RELATING TO SHARED COLLATERAL. In the event (i) the Collateral Agent shall receive any written request from Holdings or any of its Subsidiaries under any Shared Collateral Document for consent or approval with respect to any matter or thing relating to any Shared Collateral or any Credit Party's obligations with respect thereto or (ii) there shall be due to or from the Collateral Agent under the provisions of any Shared Collateral Document any material performance or the delivery of any material instrument or (iii) the Collateral Agent shall become aware of any nonperformance by any Credit Party of any covenant or any breach of any representation or warranty set forth in any Shared Collateral Document, then, in each such event, the Collateral Agent shall advise the Agent of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral Agent has become aware. The Requisite Lenders shall have the exclusive authority to direct the Collateral Agent's response to any of the events or circumstances contemplated in clauses (i), (ii) and (iii) above.

      2.3 REMEDIES. Upon the occurrence of a Triggering Event, or upon receipt of any written directions as contemplated by paragraph (b) of this Section 2.3, the Collateral Agent shall, within 10 Business Days thereafter, notify the Indenture Trustee and the Agent that a Triggering Event exists or that the Collateral Agent has received such written directions, as the case may be, enclosing with such notice a copy of the applicable notice or written directions, as the case may be. In addition, the Collateral Agent shall notify Blount, Inc. that a Triggering Event exists.

            (a) Following the occurrence of a Triggering Event, the Collateral Agent (in its discretion or at the direction of the Requisite Lenders) shall have the exclusive right to direct the time, method and place of conducting any proceeding for the exercise of any right or remedy available to the Collateral Agent with respect to the Shared Collateral, or of exercising any power conferred on the Collateral Agent, or for the taking of any other action authorized by the Shared Collateral Documents. Nothing in this Section 2.3 shall impair the right of the Collateral Agent in its discretion to take any action deemed proper by the Collateral Agent and which is not inconsistent with such direction by the Requisite Lenders.

      2.4 RIGHT TO MAKE ADVANCES. In the event an advance of funds shall at any time be required for the preservation or maintenance of any Shared Collateral, the Collateral Agent, the Agent, the Canadian Agent or, with the consent of Requisite Lenders, any Lender shall be entitled to make such advance without notice to any Credit Party or any other Secured Party; provided, however, that neither Collateral Agent nor Agent shall make advances under this Section in excess of 10% of the US Borrowing Base unless Requisite Lenders consent to such advances and Canadian Agent shall not make advances under this
Section in excess of 10% of the Canadian Borrowing Base unless Requisite Lenders consent to such advance. Each such advance shall be reimbursed, with interest accrued from the date such advance was made at the rate per annum at which interest would then be payable on past due US Revolving Credit Advances that are US Index Rate Loans under the Credit Agreement (the "Default Rate"), by the US Borrowers upon demand by the Collateral Agent, the Agent, the Canadian Agent or such Lender, as the case may be, and if the US Borrowers fail to comply with any such demand, out of the proceeds of any Shared Collateral distributed pursuant to clause First of Section 4.1. In the event any Secured Party shall receive any funds which, under this Section 2.4, belong to the Collateral Agent or any other Secured Party, such Secured Party shall remit such funds promptly to the Collateral Agent for distribution to the Collateral Agent or such other Secured Party, as the case may be, and prior to such remittance shall hold such funds separate from its own property and in trust for the Collateral Agent or such other Secured Party, as the case may be.

      2.5 NATURE OF SECURED PARTIES' RIGHTS. All of the Secured Parties shall be bound by any instruction or direction given by the Requisite Lenders pursuant to this Section 2.

SECTION 3.  SHARED COLLATERAL ACCOUNTS.

      3.1 Shared Collateral Accounts. Following the occurrence of a Triggering Event, the Collateral Agent shall establish and, at all times thereafter until all proceeds of Shared Collateral due to the holders of the Existing Senior Notes and the Indenture Trustee have been paid to such Secured Parties, there shall be maintained with the Collateral Agent a separate collateral account (each, a "Shared Collateral Account"; collectively, the "Shared Collateral Accounts") for each of the Secured Parties in respect of its applicable Debt Instruments. All funds on deposit in the Shared Collateral Accounts shall be held, applied and disbursed by the Collateral Agent in accordance with the terms of this Agreement.

      3.2 Investment of Funds. The Collateral Agent shall invest and reinvest moneys on deposit in the Shared Collateral Accounts at any time in Cash Equivalents. Blount, Inc. shall bear the risk of loss on any investment made hereunder (except for such losses that result from the gross negligence or willful misconduct of the Collateral Agent in failing to invest moneys on deposit in the Shared Collateral Accounts in Cash Equivalents) and shall, upon demand of the Collateral Agent to Blount, Inc., deliver immediately available funds to the Collateral Agent in an amount equal to such loss or losses.

SECTION 4.  APPLICATION OF CERTAIN AMOUNTS

      4.1 Application of Proceeds. If, following acceleration of the principal amount of any Debt Instrument and pursuant to the exercise of any remedy set forth in any Shared Collateral Document, any Shared Collateral is sold or otherwise realized upon by the Collateral Agent, the proceeds received by the Collateral Agent in respect of such Shared Collateral shall be applied as soon as practicable after receipt as follows:

      FIRST: To the Collateral Agent in an amount equal to the Collateral Agent's Fees which are unpaid as of the applicable Distribution Date and to any Secured Party which has theretofore advanced or paid any such Collateral Agent's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party and to reimburse to the Collateral Agent, the Agent, the Canadian Agent and any Lender the amount of any advance made pursuant to Section 2.4 (with interest thereon at the Default Rate) or indemnity payments made under
Section 6.4(d);

      SECOND: Pro rata, (i) to the Agent, for the benefit of itself, the Canadian Agent and the Lenders, in proportion to the amount of Secured Obligations then owing to the Agent, the Canadian Agent and the Lenders (after giving effect to any payments previously made under this Section), and (ii) to the Indenture Trustee, for the benefit of itself and the holders of the Existing Senior Note Obligations, in proportion to the amount of Secured Obligations then owing to itself and the holders of the Existing Senior Note Obligations (after giving effect to any payments previously made under this Section), until all the Secured Obligations have been paid in full; and



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

      THIRD: After payment in full of all Secured Obligations, to the Credit Parties or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      4.2 Application of Withheld Amounts. If at any time any proceeds of Shared Collateral collected or received by the Collateral Agent are distributable to any Secured Party pursuant to Section 4.1, and if such Secured Party shall give notice (each, a "Withheld Amount Notice") that all or a portion of such proceeds (each such amount, a "Withheld Amount") shall be held by the Collateral Agent pending the application thereof to Secured Obligations of such Secured Party, then, notwithstanding the provisions of Section 4.1, the Collateral Agent shall hold such Withheld Amount in the applicable Shared Collateral Account until such time as the applicable Secured Party shall request the delivery thereof for application to Secured Obligations pursuant to the provisions of Section 4.3.

      4.3   Release of Amounts in Shared Collateral Accounts.

            (a) Amounts on deposit in a Shared Collateral Account with respect to Secured Obligations shall be paid to the applicable Secured Party upon receipt by the Collateral Agent of a certificate of such Secured Party setting forth the name of the Person to whom payment should be made and the amount to be delivered to such Person and, in the case of amounts on deposit in any Shared Collateral Account relating to the Existing Senior Notes, stating that such amount will be applied to the payment of Secured Obligations.

            (b) If, at any time, funds are on deposit in a Shared Collateral Account with respect to the Existing Senior Notes and the principal of and accrued interest on and all other amounts due in respect of the Existing Senior Notes have been paid in full, such funds shall be distributed and applied in accordance with the provisions of Section 4.1 hereof.

      4.4  Payment Provisions. For the purposes of applying the provisions of
Section 4.1, all interest, fees and expenses to be paid on any of the Secured Obligations pursuant to the terms of any Debt Instrument shall, as among the Secured Parties and irrespective of whether such interest, fees and expenses are or would be recognized or allowed in any bankruptcy or similar proceeding, be treated as due and owing on the Secured Obligations.

SECTION 5.  AGREEMENTS WITH COLLATERAL AGENT

      5.1 Delivery of Debt Instruments. On the date hereof, Blount, Inc. shall deliver to the Collateral Agent a true and complete copy of each of the Debt Instruments as in effect on the date hereof. Promptly upon the execution thereof, Blount, Inc. shall deliver to the Collateral Agent a true and complete copy of any and all amendments, modifications or supplements to any Debt Instrument.

      5.2 Information as to Holders. Blount, Inc. shall deliver to the Collateral Agent from time to time upon request of the Collateral Agent a list setting forth, by each Debt Instrument, (i) the aggregate principal amount outstanding thereunder, (ii) the interest rate or rates then in effect thereunder, and (iii) the names of the holders thereof and the unpaid principal amount thereof owing to each such holder. Blount, Inc. shall furnish to the Collateral Agent within 30 days of a request therefor a list setting forth the name and address of each party to whom notices must be sent under the Debt Instruments, and Blount, Inc. agrees to furnish promptly to the Collateral Agent any changes or additions to such list.

      5.3 Compensation and Expenses. Each US Borrower, jointly and severally, agrees to pay to the Collateral Agent, from time to time upon demand, (i) compensation (which shall not be limited by any provision of law) for its services hereunder, as heretofore agreed between the Collateral Agent and the US Borrowers, and (ii) all of the reasonable fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent elects to retain) (a) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement, or the enforcement of any provisions hereof, or (b) incurred or required to be advanced in connection with the administration of this Agreement or any of the Shared Collateral Documents or the preservation, protection or defense of the Collateral Agent's rights under this Agreement and the Shared Collateral Documents and in and to the Shared Collateral. The obligations of the US Borrowers under this Section
5.3 shall survive the termination of this Agreement.

      5.4 Stamp and Other Similar Taxes. Each US Borrower, jointly and severally, agrees to indemnify and hold harmless the Collateral Agent and each Secured Party from any present or future claim or liability for any mortgage, stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement and the Shared Collateral Documents. The obligations of each US Borrower under this Section 5.4 shall survive the termination of this Agreement.

      5.5 Filing Fees, Excise Taxes, etc. Each US Borrower, jointly and severally, agrees to pay or to reimburse the Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement to the extent the same may be paid or reimbursed by the US Borrowers without subjecting the Collateral Agent, the Indenture Trustee, the Agent, the Canadian Agent or any Lender to any civil or criminal liability. The obligations of the US Borrowers under this Section 5.5 shall survive the termination of this Agreement.

      5.6 Indemnification. (a) Each of the Credit Parties, jointly and severally, agrees to pay, indemnify, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Shared Collateral Documents; provided, however, that the Collateral Agent shall not be indemnified under this paragraph to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are found by final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent.

      (b) In any suit, proceeding or action brought by the Collateral Agent with respect to the Shared Collateral or for any sum owing in respect of Secured Obligations, or to enforce the provisions of any Shared Collateral Document, each of the Credit Parties, jointly and severally,


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shall save, indemnify and keep the Collateral Agent and each of the Secured
Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever incurred or suffered by the Collateral Agent or such Secured Party, as the case may be, arising out of a breach by any Credit Party of any obligation set forth in this Agreement, or any other Shared Collateral Document and all such obligations of each Credit Party shall be and remain enforceable against and only against such Credit Party and shall not be enforceable against the Collateral Agent or any Secured Party. The provisions of this Section 5.6 shall survive the termination of this Agreement.

      5.7 Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Credit Parties, each Credit Party shall promptly execute and deliver any and all such further instruments and documents and take such further action as Collateral Agent reasonably deems necessary or desirable in obtaining the full benefits of this Agreement.

SECTION 6.  THE COLLATERAL AGENT

      6.1 Certain Duties. The Collateral Agent's duties in respect of the Shared Collateral and the Shared Collateral Documents shall include, without limitation, the review of applications of the Credit Parties or others for consents, waivers, releases or other matters relating to the Shared Collateral and the Shared Collateral Documents and the prosecution following any Event of Default of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to the provisions of Sections 2.2 and 2.3. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Shared Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with such Shared Collateral in the same manner as it customarily deals with similar collateral of other parties held by it. The duties of the Collateral Agent shall be mechanical and administrative in nature and the Collateral Agent shall not have, or be deemed to have, by reason of this Agreement, any Shared Collateral Document or otherwise a fiduciary relationship in respect of any Secured Party.

      6.2 Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained, all of which are made solely by the Credit Parties. The Collateral Agent makes no representations as to the value or condition of the Shared Collateral or any part thereof, or as to the title of the Credit Parties thereto or as to the security afforded by the Shared Collateral Documents or this Agreement or as to the validity, execution (except its own execution thereof), enforceability, perfection, legality or sufficiency of the Shared Collateral Documents or this Agreement or of the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility with respect to any such matters. The Collateral Agent shall not be responsible for insuring the Shared Collateral or for the payment of taxes, charges, assessments or Liens upon the Shared Collateral or otherwise as to the maintenance of the Shared Collateral.

            (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by Holdings, Blount, Inc., the other Credit Parties or any other person of any of the covenants or agreements contained herein, in any Shared Collateral Document or in any Debt Instrument. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the


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Collateral Agent to ascertain the amount of Secured Obligations then held by a
Secured Party, the Collateral Agent may rely on a certificate of such Secured Party (or, in the case of the Credit Agreement Obligations, the Agent, or, in the case of the Existing Senior Notes Obligations, the Indenture Trustee) as to such amount, and if any Secured Party (or, in the case of the Credit Agreement Obligations, the Agent, and, in the case of the Existing Senior Notes Obligations, the Indenture Trustee) shall not provide such information to the Collateral Agent, such Secured Party shall not be entitled to receive payments hereunder (in which case the amounts otherwise payable to such Secured Party shall be held for such Secured Party in the applicable Shared Collateral Account) until such Secured Party (or other Person, as specified above) has provided such information to the Collateral Agent.

            (c) The Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Shared Collateral Document or any Debt Instrument, except for such actions or omissions that constitute gross negligence or willful misconduct by the Collateral Agent. The Collateral Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Collateral Agent were not the Collateral Agent hereunder. With respect to the Loans made by it and all Secured Obligations owing to it, the Collateral Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Collateral Agent hereunder, and the terms "Lender" and "Lenders" shall include the Collateral Agent in its individual capacity.

      6.3 Delegation of Duties. The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact which it shall select with due care. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it.

      6.4 Reliance by Collateral Agent. (a) Whenever in the administration of this Agreement or any of the Shared Collateral Documents the Collateral Agent shall deem it necessary or advisable that a matter be proved or established in connection with the taking of any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of an officer of Blount, Inc. delivered to the Collateral Agent, and such officers' certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted in reliance thereon.

            (b) The Collateral Agent may consult with counsel, and any opinion of such counsel (which may be in-house counsel for the Collateral Agent) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Agreement or any of the Shared Collateral Documents from any court of competent jurisdiction.

            (c) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and


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


telexes, to have been sent by the proper party or parties. The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Shared Collateral Document.

            (d) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including, without limitation, such reasonable advances as may be requested by the Collateral Agent.

      6.5 Limitations on Duties of Collateral Agent. The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Requisite Lenders pursuant to Section 2. Except as herein otherwise expressly provided, the Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof except upon the written request of the Requisite Lenders pursuant to Section 2. The Collateral Agent shall make available for inspection and copying by any Secured Party each certificate or other paper furnished to the Collateral Agent by any Credit Party under or in respect of this Agreement or any Shared Collateral Document.

      6.6 Moneys Held by the Collateral Agent. All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement shall be held for the purposes for which they were paid or are held.

      6.7 Resignation or Removal of the Collateral Agent. (a) The Collateral Agent may at any time, by giving 30 days' prior written notice to Blount, Inc., Lenders and the Indenture Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of (i) 30 days from the date of such notice and (ii) the appointment of a successor Collateral Agent or Collateral Agents by the Requisite Lenders. At any time that GE Capital is no longer a holder of any Commitments or Loans, Requisite Lenders may remove Collateral Agent at any time, by giving 30 days' prior written notice to Blount, Inc., Lenders and the Indenture Trustee, whereupon GE Capital shall be discharged of the responsibilities hereby created, such removal to become effective upon the earlier of (i) 30 days from the date of such notice and (ii) the appointment of a successor Collateral Agent or Collateral Agents by the Requisite Lenders. If no successor Collateral Agent or Collateral Agents shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or removal, the Collateral Agent (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation or removal) shall, or any Secured Party or Blount, Inc. may, apply to any court of competent jurisdiction to appoint a successor Collateral Agent or Collateral Agents (which may be an individual or individuals) to act until such time, if any, as a successor Collateral Agent or Collateral Agents shall have been appointed as above provided. Any successor Collateral Agent or Collateral Agents so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent or Collateral Agents approved by the Requisite Lenders as above provided.

            (b) If at any time the Collateral Agent shall resign, be removed pursuant to Section 6.7(a), or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of Collateral Agent for any other cause, a successor Collateral Agent or Collateral Agents may be appointed by the Requisite Lenders, and the powers, duties, authority and title of the predecessor Collateral Agent or Collateral Agents terminated and canceled without procuring the resignation of such predecessor Collateral Agent or Collateral Agents, and without any other formality (except as may be required by applicable law) other than appointment and designation of a successor Collateral Agent or Collateral Agents in writing, duly acknowledged, delivered to the predecessor Collateral Agent or Collateral Agents, and filed for record in each public office, if any, in which this Agreement is required to be filed.

            (c) The appointment and designation referred to in Section 6.7(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Collateral Agent or Collateral Agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor Collateral Agent or Collateral Agents shall become fully vested with all the estates, properties, rights, powers, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Requisite Lenders or their successor Collateral Agent or Collateral Agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor Collateral Agent or Collateral Agents.

            (d) Any required filing for record of the instrument appointing a successor Collateral Agent or successor Collateral Agents as hereinabove provided shall be at the expense of the US Borrowers.

            (e) The indemnification provisions herein shall continue to inure to the benefit of GE Capital or any successor Collateral Agent as to any actions taken or omitted to be taken by it while it was acting as Collateral Agent under this Agreement.

      6.8  Status of Successors to Collateral Agent. Except as permitted by
Section 6.7, every successor to the Collateral Agent appointed pursuant to
Section 6.7 shall be a US Lender, if a US Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $300,000,000.

      6.9 Merger of Collateral Agent. Any Person into which the Collateral Agent may be merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which Collateral Agent shall be a party, shall be Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

      6.10  Appointment of Additional and Separate Collateral Agent. Whenever
(i) the Collateral Agent shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Shared Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Shared Collateral, or (ii) the Collateral Agent shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Secured Parties, then in any such case, the Collateral Agent shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or financial institution or one or more persons approved by the Collateral Agent either to act as additional agent or agents with respect to all or any part of the Shared Collateral, jointly with the Collateral Agent, or to act as separate agent or agents of all or any part of the Shared Collateral, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, financial institution or person as such additional agent or separate agent, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent. Each of the Credit Parties hereby consents to all actions taken by the Collateral Agent under the foregoing provisions of this Section 6.10.

SECTION 7. RELEASE OF SHARED COLLATERAL AND SHARED COLLATERAL DOCUMENTS; EXPIRATION OF CERTAIN RIGHTS

      7.1 Release of Shared Collateral and Shared Collateral Documents; Expiration of Rights of Certain Secured Parties. Notwithstanding any contrary provision herein, the Shared Collateral and the Shared Collateral Documents shall be assigned to (i) the Agent for the benefit of itself, the Canadian Agent, the Lenders and the other holders of Credit Agreement Obligations (and such assignment confirmed in a written instrument in form satisfactory to the Requisite Lenders) on the earlier of the date (a) on which all the Existing Senior Note Obligations shall have been paid to the holders thereof or (b) that is 10 days after the provisions of the Existing Senior Note Indenture that require equal and ratable security shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, or (ii) the Credit Parties on the date on which all the Credit Agreement Obligations have been paid in full, the Commitments have been terminated and no Letters of Credit are outstanding, the Agent has given written notice thereof to the Collateral Agent and all the Collateral Agent's Fees have been paid in full.

      7.2 Releases of Shared Collateral. At any time, the Lien of any Shared Collateral Document may be released in whole or in part by the Collateral Agent pursuant to written directions signed by the applicable Lenders required under the Credit Agreement or by the Agent. No such release shall require any consent or approval by any other Secured Party.

      7.3 Amendment of Shared Collateral Documents. At any time, the Requisite Lenders under the Credit Agreement shall have the exclusive authority to direct the Collateral Agent to amend any provision of any Shared Collateral Document, without any consent or approval of, or prior notice to, any other Secured Party; provided, however, that, after the occurrence and during the continuance of a Triggering Event, no such amendment, supplement or waiver shall without the written consent of the Indenture Trustee adversely affect the rights of the holders of the Existing Senior Notes to equal and ratable security to the extent and for the periods contemplated by this Agreement.

SECTION 8.  MISCELLANEOUS

      8.1 Equal and Ratable Security. This Agreement is intended solely to comply with the provisions of the Existing Senior Notes Indenture to secure the unpaid principal of, premium, if any, and accrued interest on the Existing Senior Notes, equally and ratably with the Credit Agreement Obligations in respect of each Mortgage on Principal Property and any shares of Capital Stock or Debt (as such terms are defined in the Existing Senior Notes Indenture) of Blount, Inc. and its Subsidiaries. To the extent that the rights and benefits herein or in any of the Shared Collateral Documents conferred on the holders of the Existing Senior Notes or the Indenture Trustee shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide to such holders and the Indenture Trustee only those rights and benefits that are required by such provisions. Any and all rights not herein expressly given to the Indenture Trustee are expressly reserved to the Agent, the Canadian Agent and the Lenders, it being understood that in the absence of a requirement to provide equal and ratable security set forth in the Existing Senior Notes Indenture, this Agreement would not have been accepted by the Agent, the Canadian Agent or the Lenders.

      8.2 Amendments, Supplements and Waivers. With the written consent of the Requisite Lenders or all Lenders, as required under the Credit Agreement, the Collateral Agent and the Credit Parties may from time to time amend, supplement or waive any provision hereof; provided, however, that, after the occurrence and during the continuance of a Triggering Event, no such amendment, supplement or waiver shall without the written consent of the Indenture Trustee adversely affect the rights of the holders of the Existing Senior Notes to equal and ratable security to the extent and for the periods contemplated by this Agreement. Any such amendment, supplement or waiver shall be binding upon the Secured Parties and their respective successors and assigns.

      8.3 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telecopy communications) and shall be sent by mail, telecopier, overnight courier or hand delivery:

                   (i) If to any Credit Party, to Blount, Inc. at its address at: 4409 S.E. International Way, Portland, Oregon 97222 Attention: General Counsel and Chief Financial Officer, or at such other address as shall be designated by it in a written notice to the Collateral Agent.

                   (ii)  If to the Collateral Agent, to it at its address at:
1100 Abernathy Road, Suite 900, Atlanta, Georgia 30328, Attention: Blount, Inc. Account Manager, with a copy to General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Attention: Corporate Counsel - Commercial Finance, with a copy to Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., Suite 2400, Atlanta, GA 30308-2222, Attention: Jesse H. Austin III, Esq., or at such other address as shall be designated by it in a written notice to Blount, Inc. and the Secured Parties.

                   (iii)  If to the Indenture Trustee, to it at its address at:
135 South LaSalle Street, Chicago, Illinois 60603, Attention: Corporate Trust Services Division, or at such other address as shall be designated by it in a written notice to Blount, Inc. and the Collateral Agent.

                   (iv) If to the Agent, to it at its address at: 1100 Abernathy Road, Suite 900, Atlanta, Georgia 30328, Attention: Blount, Inc. Account Manager, with a copy to General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Attention: Corporate Counsel - Commercial Finance, with a copy to Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., Suite 2400, Atlanta, GA 30308-2222, Attention: Jesse H. Austin III, Esq., or at such other address as shall be designated by it in a written notice to Blount, Inc. and the Collateral Agent.

      All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand, 3 Business Days after being deposited in the mail, postage prepaid, 1 Business Day after deposit with a reputable overnight courier with all charges prepaid and when telecopied; provided, however, that any notice, request, demand or other communication to the Collateral Agent shall not be effective until received.

      8.4 Headings. Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

      8.5 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      8.6 Dealings with the Credit Parties. Upon any application or demand by any Credit Party to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or under any Shared Collateral Document or such Credit Party, as appropriate, shall furnish to the Collateral Agent a certificate of an appropriate officer stating that all conditions precedent, if any, provided for in this Agreement or such Shared Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Shared Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

      8.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns, and nothing herein or in any Shared Collateral Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, the Shared Collateral or the Shared Collateral Documents.

      8.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

      8.9 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

      8.10 Consent to Jurisdiction and Service of Process. Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Shared Collateral Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Shared Collateral Documents or Loan Documents against any Credit Party or its properties in the courts of any jurisdiction.

            (a) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      8.11 Waiver Of Jury Trial. THE PARTIES HERETO KNOWINGLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

      8.12 Additional Credit Parties. Each new Subsidiary of any Borrower that is required to become a party to this Agreement pursuant to Section 5.13 of the Credit Agreement shall become a Credit Party for all purposes of this Agreement upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Annex I. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Agreement.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, each of the undersigned has caused this COLLATERAL AGENCY AGREEMENT to be duly executed and delivered as of the date first above written.

CREDIT PARTIES:                            BLOUNT, INC., a Delaware corporation

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


                                           BLOUNT INTERNATIONAL, INC., a
                                           Delaware corporation

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


                                           FABTEK CORPORATION, a Michigan
                                           corporation

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


                                           GEAR PRODUCTS, INC., an Oklahoma
                                           corporation

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


                                           DIXON INDUSTRIES, INC., a Kansas
                                           corporation

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                           FREDERICK MANUFACTURING CORPORATION,
                                           a Delaware corporation

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


                                           OMARK PROPERTIES, INC., an Oregon
                                           corporation

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


                                           WINDSOR FORESTRY TOOLS LLC, By:
                                           Blount, Inc., its sole member

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


                                           4520 CORP., INC., a Delaware
                                           corporation

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


                                           BI, L.L.C.,
                                           By:  Blount, Inc., its managing
                                           member

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

      COLLATERAL AGENT:                    GENERAL ELECTRIC CAPITAL
                                           CORPORATION, as Collateral Agent



                                           By: __________________________
                                           Name:
                                           Title:

                                 Annex 1 to the
                           COLLATERAL AGENCY AGREEMENT

      SUPPLEMENT NO.    ____dated as of___________, to the COLLATERAL AGENCY
AGREEMENT dated as of May 15, 2003 (the "Collateral Agency Agreement"), among Blount International, Inc., a Delaware corporation ("Holdings"), Blount, Inc., a Delaware corporation ("Blount, Inc."), each of the Subsidiaries of the Blount, Inc. party thereto (Holdings, Blount, Inc., each such Subsidiary, together with any other Subsidiary that may become a party hereto as provided herein, the "Credit Parties"), and General Electric Capital Corporation, as collateral agent (in such capacity, the "Collateral Agent") for the holders from time to time of the Secured Obligations (as defined in the Collateral Agency Agreement).

      Reference is made to the Credit Agreement, dated as of May 15, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Holdings, Blount, Inc., the other Credit Parties thereto, the Canadian Credit Parties, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), General Electric Capital Canada Inc., as Canadian Agent, and General Electric Capital Corporation, as Agent (in such capacity, the "Agent").

      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agency Agreement or, if not defined in the Collateral Agency Agreement, in the Credit Agreement.

      The Credit Parties have entered into the Collateral Agency Agreement in order to induce the Lenders to make extensions of credit under the Credit Agreement. Each new Subsidiary of Blount, Inc. that is required to become a party to the Shared Pledge Agreement pursuant to Section 5.13 of the Credit Agreement is required to enter into the Collateral Agency Agreement. Section
8.12 of the Collateral Agency Agreement provides that such Subsidiaries may become party to the Collateral Agency Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Credit Party") is executing this Supplement in accordance with the requirements of the Credit Agreement in order to induce the Lenders to make additional extensions of credit thereunder and as consideration for extensions of credit previously made.

      Accordingly, the Collateral Agent and the New Credit Party agree as follows:

      Section 1. Collateral Agency Agreement. In accordance with Section 8.12 of the Collateral Agency Agreement, the New Credit Party by its signature below becomes a Credit Party under the Collateral Agency Agreement with the same force and effect as if originally named therein as an Credit Party and the New Credit Party hereby agrees to all the terms and provisions of the Collateral Agency Agreement applicable to it as an Credit Party thereunder. Each reference to a "Credit Party" in the Collateral Agency Agreement shall be deemed to include the New Credit Party. The Collateral Agency Agreement is hereby incorporated herein by reference.

      Section 2. Representations and Warranties. The New Credit Party represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      Section 3. Counterparts; Effectiveness. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Credit Party and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

      Section 4. Full Force and Effect. Except as expressly supplemented hereby, the Collateral Agency Agreement shall remain in full force and effect.

      SECTION 5. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

      Section 6. Expenses of Collateral Agent. The New Credit Party agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

      IN WITNESS WHEREOF, the New Credit Party and the Collateral Agent have duly executed this Supplement to the Collateral Agency Agreement as of the day and year first above written.


                                                 NEW CREDIT PARTY
                                                 ----------------------------
                                                 [NAME OF SUBSIDIARY THAT
                                                 IS THE NEW CREDIT PARTY]

                                                 By: ___________________________
                                                 Name:
                                                 Title:



                                                 COLLATERAL AGENT
                                                 ------------------------------
                                                 GENERAL ELECTRIC CAPITAL
                                                 CORPORATION, as Collateral
                                                 Agent

                                                 By: ___________________________
                                                 Name:
                                                 Title: